UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

MATSON, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-34187	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Sand Island Parkway

Honolulu, Hawaii 96819

(Address of principal executive office and zip code)

(808) 848-1211

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           John E. Dennen has decided to retire from Matson in 2013.  In preparation for his retirement, he has stepped down from his position as Controller (chief accounting officer), effective as of December 19, 2012.

(c)           The board of directors of Matson, Inc. (the “Board”) appointed Dale B. Hendler as Vice President and Controller (chief accounting officer), effective as of December 19, 2012.  Mr. Hendler, 59, has held a variety of positions in accounting, finance and operations since joining Matson Navigation Company, Inc., a wholly owned subsidiary of Matson, Inc., in 1980.  Since 2005, Mr. Hendler has served as Vice President, Corporate Development & Planning of Matson Navigation. Prior to joining Matson, Mr. Hendler practiced as a CPA with Deloitte & Touche.  Mr. Hendler earned a Bachelor’s of Science and an MBA from the University of California at Berkeley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 20, 2012

MATSON, INC.

/s/ Joel M. Wine
Joel M. Wine
Senior Vice President,
Chief Financial Officer